                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 15, 2003

                          MINORPLANET SYSTEMS USA, INC.
               (Exact Name of Registrant as Specified in Charter)

           DELAWARE                     0-26140                51-0352879
-------------------------------     ----------------     ----------------------
(State or Other Jurisdiction of     (Commission File        (I.R.S. Employer
Incorporation or Organization)           Number)         Identification Number)

               1155 Kas Drive, Suite 100, Richardson, Texas 75081
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (972) 301-2000

          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On August 15, 2003, Minorplanet Systems USA, Inc. ("MPUSA") announced that its majority stockholder, Minorplanet Systems, PLC ("MPUK"), entered into a stock purchase and sale agreement with The Erin Mills Investment Corporation ("Erin Mills"), dated August 15, 2003, whereby MPUK intends to transfer 42.1% of MPUSA's outstanding common stock (approximately 20.4 million shares) to Erin Mills for a nominal amount. Upon completion of this transfer, Erin Mills will own approximately 46.7% of MPUSA's outstanding common stock.

         In addition to the stock transfer and subject to certain closing conditions discussed below, the following items have also been agreed to between MPUSA and MPUK as more fully described in the binding letter agreement attached hereto as Exhibit 99.1:

     - MPUK will irrevocably waive certain approval rights, including the right to appoint members to the MPUSA board, as are currently provided for in the Stock Purchase and Exchange Agreement dated February 14, 2001 and MPUSA's bylaws;

     - MPUK will waive $1.8 million of accrued executive consulting fees that it had previously billed to MPUSA.

     - The exclusive License and Distribution Agreement, which grants to MPUSA's subsidiary a 99-year, royalty-free, exclusive right and license to market, sell and commercially exploit the Vehicle Management Information(TM) (VMI(TM)) technology in the United States, Canada and Mexico, will be amended to grant MPUK, or its designee, the right to market and sell the VMI technology, on a non-exclusive basis, in the Northeast region of the United States. MPUSA will retain the right to market and sell the VMI technology under the Minorplanet name and logo in this Northeast region.

     - MPUK will obtain anti-dilution rights from MPUSA, under which it will have the right to subscribe for and to purchase at the same price per share as the offering or private sale, that number of shares necessary to maintain the lesser of (i) the percentage holdings of MPUSA stock on the date of subscription or (ii) 19.9 percent of MPUSA's issued and outstanding common stock.

         The closing of all of the proposed transactions discussed above is subject to the receipt of the approval of the shareholders of MPUK, including the approval of the related shareholders' circular soliciting such shareholder approval by the United Kingdom Listing Authority.

         In connection with the MPUK share transfer to Erin Mills, MPUSA also entered into a Stock Repurchase Option Agreement with Erin Mills under which MPUSA has the option to repurchase from Erin Mills up to 19.4 million shares of MPUSA common stock (of the 20.4 million to be acquired by Erin Mills in the above transaction) for a purchase price of $0.01 for every 1,000 shares. Gerry Quinn, the president of Erin Mills, currently serves on the MPUSA board of directors. The Stock Repurchase Option Agreement by and among MPUSA and Erin Mills, dated as of August 15, 2003, is attached hereto as Exhibit 99.2. The vesting of this option is subject to the closing of the proposed transactions described above.

         A copy of the press release, dated August 21, 2003, announcing these transactions, is attached hereto as Exhibit 99.3.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits. The following exhibits are filed with this document:

EXHIBIT NO.                             DESCRIPTION
----------                              -----------
   99.1           Binding Letter Agreement by and among Minorplanet Systems USA,
                  Inc., Minorplanet Systems, PLC and Minorplanet Limited, dated
                  August 15, 2003.

   99.2           Stock Repurchase Option Agreement by and between Minorplanet
                  Systems USA, Inc. and The Erin Mills Investment Corporation, dated as of August 15, 2003.

   99.3 Press Release dated August 21, 2003 announcing the transactions.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MINORPLANET SYSTEMS USA, Inc.

                                 /s/ J. Raymond Bilbao
                                 -----------------------------------------------
                                     J. Raymond Bilbao
                                     Senior Vice President, General Counsel and
                                     Secretary

Date: August 26, 2003

EXHIBIT NO.                              DESCRIPTION
----------                               -----------
   99.1           Binding Letter Agreement by and among Minorplanet Systems USA,
                  Inc., Minorplanet Systems, PLC and Minorplanet Limited, dated
                  August 15, 2003.

   99.2           Stock Repurchase Option Agreement by and between Minorplanet
                  Systems USA, Inc. and The Erin Mills Investment Corporation, dated as of August 15, 2003.

   99.3 Press Release dated August 21, 2003 announcing the transactions.